As filed with the Securities and Exchange Commission on July 23, 1997
                                                     REGISTRATION NO.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           HOME BANCORP OF ELGIN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                     36-4090333
(STATE OR OTHER JURISDICTION OF INCORPORATION OR           (I.R.S. Employer
               ORGANIZATION)                               Identification No.)

                             16 North Spring Street
                           Elgin, Illinois 60120-5569
                                 (847) 742-3800
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

               HOME BANCORP OF ELGIN, INC. 1997 STOCK OPTION PLAN
                                       AND
                       1997 RECOGNITION AND RETENTION PLAN
                            (FULL TITLE OF THE PLANS)
                                 ---------------

                              Mr. George L. Perucco
                      President and Chief Executive Officer
                           Home Bancorp of Elgin, Inc.
                             16 North Spring Street
                           Elgin, Illinois 60120-5569
                                 (847) 742-3800

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 38th Floor
                            New York, New York 10048
                                 (212) 912-7400

    (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND AREA CODE, OF
                               AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Securities to         Amount to be Registered(1)   Proposed Maximum Offering       Proposed Maximum           Amount of
be Registered                                                  Price Per Share (2)     Aggregate Offering Price (2) Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value    981,295 shares                 $18.4375                 $15,551,787.94              $4,713
====================================================================================================================================

(1) Based on the number of shares of common stock of Home Bancorp of Elgin, Inc. (the "Company") reserved for issuance upon the exercise of options granted pursuant to the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan and authorized for awards under the Home Bancorp of Elgin, Inc. 1997 Recognition and Retention Plan ("Plans"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon the exercise of options or the grant of awards through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which a total of 700,921 shares subject to outstanding options are deemed to be offered at an exercise price of $14.8125 and a total of 280,374 restricted shares and shares that may be acquired upon the exercise of options granted in the future are deemed to be offered at $18.4375 per share, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq Stock Market at the close of trading on July 18, 1997.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant (File No. 000-28696) are incorporated by reference in this registration statement:

         (1) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated July 29, 1996 which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         (2) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which was filed with the Commission pursuant to the Exchange Act; and

         (3) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal quarter ended March 31, 1997 and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                  Home Bancorp of Elgin, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Pat A. Lenart, Home Bancorp of Elgin, Inc., 16 North Spring Street, Elgin, Illinois 60120-5569. Telephone requests may be directed to (847) 742-3800.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law ("DGCL") INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, an incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  Article IX of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. Article X of the Company's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Company.

                  Article X also empowers the Company to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Company would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company is also authorized by its Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. The Company currently maintains directors' and officers' liability insurance consistent with the provisions of the Certificate of Incorporation.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  4.1      Home Bancorp of Elgin, Inc. 1997 Stock Option Plan.
                  4.2 Home Bancorp of Elgin, Inc. 1997 Recognition and Retention Plan.
                  4.3 Form of Stock Option Agreement for Officers and Employees under the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan.
                  4.4 Form of Stock Option Agreement for Outside Directors under the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan.
                  4.5 Form of Award Notice for Officers and Employees under the Home Bancorp of Elgin, Inc. 1997 Recognition and Retention Plan.
                  4.6 Form of Award Notice for Outside Directors under the Home Bancorp of Elgin, Inc. 1997 Recognition and Retention Plan.
                  4.7 Certificate of Incorporation of Home Bancorp of Elgin, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated June 13, 1996, as amended (Registration No. 333-05909).
                  4.8 Bylaws of Home Bancorp of Elgin, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated June 13, 1996, as amended (Registration No. 333-05909).
                  5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
                  23.1     Consent of Thacher Proffitt & Wood (included in
                           Exhibit 5 hereof).
                  23.2     Consent of KPMG Peat Marwick LLP.


ITEM 9.  UNDERTAKINGS.

         A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Illinois on July 17, 1997.

                                       HOME BANCORP OF ELGIN, INC.
                                       (Registrant)


                                       By:   /s/ George L. Perucco
                                          ---------------------------
                                           George L. Perucco
                                           President and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                         TITLE                              DATE

/s/ George L. Perucco                            President and Chief Executive Officer
----------------------------------------------   (Principal Executive Officer) and Director         July 17, 1997
George L. Perucco

/s/ Lyle N. Dolan                                Executive Vice President, Treasurer and
----------------------------------------------   Director (Chief Financial and Accounting
Lyle N. Dolan                                    Officer)                                           July 17, 1997

/s/ Orval M. Graening                            Director                                           July 17, 1997
----------------------------------------------
Orval M. Graening

/s/ Henry R. Hines                               Director                                           July 17, 1997
----------------------------------------------
Henry R. Hines

/s/ Donald E. Laird                              Director                                           July 17, 1997
----------------------------------------------
Donald E. Laird

/s/ Leigh C. O'Connor                            Director                                           July 17, 1997
----------------------------------------------
Leigh C. O'Connor

/s/ Thomas S. Rakow                              Director                                           July 17, 1997
----------------------------------------------
Thomas S. Rakow

/s/ Richard S. Scheflow                          Director                                           July 17, 1997
----------------------------------------------
Richard S. Scheflow


                                                   EXHIBIT INDEX

EXHIBIT
NUMBER                                      DESCRIPTION OF EXHIBITS


   4.1            Home Bancorp of Elgin, Inc. 1997 Stock Option Plan.
   4.2            Home Bancorp of Elgin, Inc. 1997 Recognition and Retention
                  Plan.
   4.3 Form of Stock Option Agreement for Officers and Employees under the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan.
   4.4 Form of Stock Option Agreement for Outside Directors under the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan.
   4.5 Form of Award Notice for Officers and Employees under the Home Bancorp of Elgin, Inc. 1997 Recognition and Retention Plan.
   4.6 Form of Award Notice for Outside Directors under the Home Bancorp of Elgin, Inc. 1997 Recognition and Retention Plan.
   4.7 Certificate of Incorporation of Home Bancorp of Elgin, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated June 13, 1996, as amended (Registration No. 333-05909).
   4.8 Bylaws of Home Bancorp of Elgin, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated June 13, 1996, as amended (Registration No. 333-05909).
   5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
   23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).
   23.2           Consent of KPMG Peat Marwick LLP.